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                                                               EXHIBIT 99-B.8.44

                             PARTICIPATION AGREEMENT

                                      AMONG

                        VANGUARD VARIABLE INSURANCE FUND

                                       AND

                            THE VANGUARD GROUP, INC.

                                       AND

                         VANGUARD MARKETING CORPORATION

                                       AND

                     ING LIFE INSURANCE AND ANNUITY COMPANY

         THIS AGREEMENT, made and entered into as of the ____ day of March, 2004, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the "Fund"), a Delaware business trust, THE VANGUARD GROUP, INC. (hereinafter the "Sponsor"), a Pennsylvania corporation, VANGUARD MARKETING CORPORATION (hereinafter the "Distributor"), a Delaware corporation, and ING LIFE INSURANCE AND ANNUITY COMPANY (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company named in Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account").

         WHEREAS, the Fund was organized to act as the investment vehicle for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Fund and the Sponsor (hereinafter "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio," and representing the interest in a particular managed portfolio of securities and other assets; and

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         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the assets of each Portfolio of the Fund are managed by several entities (the "Advisers"), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated December 19, 1995 (File No. 812-7659), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

         WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable annuity or variable life insurance policies (the "Variable Insurance Products"), which Accounts and Variable Insurance Products are registered under the 1940 Act and the 1933 Act, respectively; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for each Account on Schedule A hereto, to set aside and invest assets attributable to the Variable Insurance Products; and

         WHEREAS, the Distributor is a wholly-owned subsidiary of the Sponsor, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of each Account to fund the Variable Insurance Products and the Sponsor is authorized to sell such shares to the Accounts at net asset value; and

         WHEREAS, the Company, its affiliate's predecessor in interest, Aetna Investment Services LLC (now known as ING Financial Advisers, LLC), and the Sponsor entered into a Defined Contribution Clearance & Settlement Agreement dated as of April 17, 2001 (the "DCC&S Agreement") which sets forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts and related matters;

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         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Sponsor and the Distributor agree as follows:

                         ARTICLE I. SALE OF FUND SHARES

         1.1 The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule B that each Account orders, in accordance with the DCC&S Agreement.

         1.2 The Fund, subject to the provisions of Article X of this Agreement, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC and the Fund shall use its best efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person including, but not limited to, the Company, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. Further, it is acknowledged and agreed that the availability of shares of the Fund shall be subject to the Fund's then current prospectus and statement of additional information, federal and state securities laws and applicable rules and regulations of the SEC and the NASD.

         1.3 The Fund and the Sponsor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

         1.4 The Fund and the Sponsor will not sell Fund shares to any Participating Insurance Company or its separate account unless an agreement containing provisions substantially the same as Section 2.6 of Article II and Sections 6.1 and 6.2 of Article VI of this Agreement is in effect to govern such sales.

         1.5 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by an Account, in accordance with the DCC&S Agreement. The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund's prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.

         1.6 The Company agrees to purchase and redeem the shares of each Portfolio

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offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus and the accompanying statement of additional information.

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         1.7    Issuance and transfer of a Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Fund shall furnish to the Company the CUSIP number assigned to each Portfolio of the Fund identified in Schedule B hereto.

         1.8 The Company hereby elects to receive all income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of dividends and distributions.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

         2.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Connecticut insurance law; that it has and will maintain the capacity to issue all Variable Insurance Products that may be sold; and that it is properly licensed, qualified and in good standing to sell the Variable Insurance Products in all fifty states and the District of Columbia.

         2.2 The Company represents and warrants that the Variable Insurance Products are registered under the 1933 Act.

         2.3 The Company represents and warrants it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Variable Insurance Products.

         2.4 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Connecticut and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Distributor, or the Sponsor.

         2.5 The Fund represents and warrants that it is qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain qualification (under Subchapter M or any successor or similar provision) and
(ii) it will notify the Company immediately upon having a reasonable basis for believing that it ceased to so qualify or that it

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might not so qualify in the future. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the "look through" provisions of Section 817(h) of the Code, and that as a result the Variable Insurance Products will almost certainly fail to qualify as annuity, endowment or life insurance contracts under Section 817(h) of the Code.

         2.6 The Company represents that the Variable Insurance Products will be treated as annuity, endowment or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Sponsor immediately upon having a reasonable basis for believing that the Variable Insurance Products have ceased to be so treated or that they might not be so treated in the future.

         2.7 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

         2.8 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Connecticut and the Fund and the Sponsor represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Connecticut to the extent required to perform this Agreement.

         2.9 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Connecticut and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.10 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

         2.11 The Sponsor represents and warrants that the Advisers to the Fund are, and the Sponsor shall use its best effort to cause the Advisers to remain, duly registered in all material respects under all applicable federal and state securities laws and to perform their obligations for the Fund in compliance in all material respects with the laws of the State of Connecticut and any applicable state and federal securities laws.

         2.12 The Fund and the Sponsor represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered

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by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.13 With respect to the Variable Insurance Products, which are registered under the 1933 Act, the Company represents and warrants that:

         (a) ING Financial Advisers, LLC is the principal underwriter for each such Account and any subaccounts thereof and is a registered broker-dealer with the SEC under the 1934 Act;

         (b) the shares of the Portfolios of the Fund are and will continue to be the only investment securities held by the corresponding subaccounts;

         (c) the number of Portfolios of the Fund available for investment by the Accounts will not constitute a majority of the total number of mutual funds or portfolio selections available for investment by the Accounts in any Variable Insurance Product that is a variable annuity; and

         (d) with regard to each Portfolio, the Company, if permitted by law, on behalf of the corresponding subaccount, will:

                (i) provide pass-through voting privileges on Portfolio shares held by the Accounts to all Variable Insurance Product owners and participants to the extent that the SEC continues to interpret the 1940 Act as requiring such privileges;

                (ii) distribute to Variable Insurance Product owners and participants, as appropriate, all proxy materials furnished by the Fund and vote Portfolio shares in accordance with instructions received from such Variable Insurance Product owners and participants;

                (iii) to the extent provided by law, with respect to each group
                      Variable Insurance Product and in each Account, vote Portfolio shares for which no instructions have been received in the same proportion as shares for which such instructions have been received; and

                (iv) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

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         2.14   The Fund represents that it will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE III. OFFERING DOCUMENTS AND REPORTS

         3.1 The Fund, the Sponsor or their designee shall provide the Company (at the Sponsor's expense) with as many copies of the Fund's current prospectus as the Company may reasonably request. The Company shall provide a copy of the Fund's prospectus to each Variable Insurance Product owner, as required by law.

         3.2 The Fund's prospectus shall state that the statement of additional information for the Fund is available from the Sponsor (or in the Fund's discretion, the prospectus shall state that the statement of additional information is available from the Fund) and the Sponsor (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Variable Insurance Product or prospective owner who requests such statement. In addition, upon request the Sponsor shall provide the Company with a PDF file of the Fund's then-current statement of additional information.

         3.3 The Fund, at its own expense, shall provide the Company with copies of its reports to shareholders, other communications to shareholders, and, if required by applicable law, proxy material, in such quantity as the Company shall reasonably require for distributing to Variable Insurance Product owners. The Fund shall provide to the Company the prospectuses and annual reports referenced in this Agreement within fifteen (15) days prior to the Company's obligation to mail, and the Company agrees to provide the Fund with advance notice of such date. If the documents are not delivered to the Company within ten (10) days of the Company's obligation to mail, the Fund shall reimburse the Company for any extraordinary out-of-pocket costs (including, but not limited to, overtime for printing and mailing).

         3.4    (a)   If requested by the Company in lieu of the supplies of
Fund prospectuses referenced in Section 3.1, the Fund or the Sponsor shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's or the Sponsor's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Variable Insurance Products and the Fund's prospectus printed together in one document. The Sponsor agrees to reimburse the Company for a portion of the costs of printing and distributing the prospectus for the Variable Insurance Products and the Fund's prospectus together in one document; provided, however, that the Sponsor's

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reimbursement obligation hereunder shall apply only to combined prospectuses printed for distribution to owners and prospective purchasers of Variable Insurance Products offering Fund Portfolios as investment options, and shall be limited to (i) the Sponsor's then-applicable unit cost of printing the portions of the Fund's prospectus relating to the Portfolios so offered and (ii) the share of distribution costs corresponding to the proportion of the combined prospectus represented by the Fund Portfolio prospectuses, respectively.

         (b) If requested by the Company in lieu of the supplies of Fund annual and semi-annual reports referenced in Section 3.3, the Fund or the Sponsor shall provide such documentation (including a final copy of the new annual or semi-annual report as set in type at the Fund's or the Sponsor's expense) and other assistance as is reasonably necessary in order for the Company to have the semi-annual or annual report for the Variable Insurance Products and the Fund's semi-annual or annual report, as appropriate, printed together in one document. The Sponsor agrees to reimburse the Company for a portion of the costs of printing and distributing the semi-annual or annual report for the Variable Insurance Products and the Fund's semi-annual or annual report, as the case may be, together in one document; provided, however, that the Sponsor's reimbursement obligation hereunder shall apply only to combined shareholder reports printed for distribution to owners and prospective purchasers of Variable Insurance Products offering Fund Portfolios as investment options, and shall be limited to (i) the Sponsor's then-applicable unit cost of printing the portions of the Fund's semi-annual or annual report relating to the Portfolios so offered and (ii) the share of distribution costs corresponding to the proportion of the combined report represented by the Fund Portfolio reports, respectively.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

         4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, its Advisers or the Sponsor is named, at least five Business Days prior to its use. The Company may use such material in fewer than five Business Days if it receives the written consent of the Fund or its designee. No such material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material. In connection with the identification of the Portfolios in any such material, the use of the Sponsor's name or identification of the Portfolios shall be given no greater prominence than any other mutual fund or portfolio selection offered in a Variable Insurance Product that is a variable annuity.

         4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Variable Insurance Products other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the

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Fund or its designee or by the Sponsor, except with the permission of the Fund or the Sponsor or the designee of either.

         4.3 The Fund, Sponsor, Distributor or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or an Account is named at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

         4.4 The Fund, the Distributor and the Sponsor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Variable Insurance Products other than the information or representations contained in a prospectus for the Variable Insurance Products, as such prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Variable Insurance Product owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, prior to or contemporaneously with the filing of each document with the SEC or other regulatory authorities.

         4.6 The Company will provide to the Fund at least one complete copy of all prospectuses, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no-action letters, and all amendments to any of the above, that relate to the Variable Insurance Products or each Account, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         4.7 The Company and the Fund shall each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Variable Insurance Products, the Fund or its shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

         4.8 The Fund and the Sponsor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the prospectus for any Account. The Fund and the Sponsor will cooperate with the Company so as to enable the Company to solicit voting instructions from owners of Variable Insurance

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Products, to the extent a solicitation is required by applicable law, or to make changes to its prospectus in an orderly manner.

         4.9 For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, sales literature (i.e., any written communication distributed or made generally available to customers, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and prospectuses, shareholder reports, and proxy materials.

         4.10 Not later than the fifteenth calendar day following the end of each calendar quarter, the Fund shall provide the Company with the following information, as of the end of such calendar quarter, for each Portfolio identified on Schedule B: (a) ten largest holdings, (b) total net assets, (c) asset allocation, (d) beta, (e) for equity portfolios, equity sector diversification, and (f) for fixed income portfolios, distribution by issuer and credit quality. In the event any information provided by the Fund to the Company pursuant to this Section 4.10 is materially incorrect, and such incorrect information causes the Company to incur any direct costs for reprinting Portfolio fact sheets incorporating such information, the Fund shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

                          ARTICLE V. FEES AND EXPENSES

         5.1 The Fund and Sponsor shall pay no fee or other compensation to the Company under this Agreement. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and or to the Accounts.

         5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the fees and expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and, except as otherwise provided in
Section 3.4 of this Agreement, reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

         5.3 Except as otherwise provided in Section 3.4 of this Agreement, the Fund shall bear the expenses of printing, and the Company shall bear the expenses of distributing, the

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Fund's prospectus to owners of Variable Insurance Products issued by the
Company. The Fund shall bear the expenses of printing and distributing the Fund's proxy materials (to the extent such proxy solicitation is required by law) and reports to owners of Variable Insurance Products.

                           ARTICLE VI. DIVERSIFICATION

         6.1 The Fund will at all times invest money from the Variable Insurance Products in such a manner as to ensure that the Variable Insurance Products will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Sponsor represent and warrant that each Portfolio of the Fund will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for endowment or life insurance contracts and any amendments or other modifications to such Section or Regulations, as if those requirements applied directly to each such Portfolio. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify, each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

         6.2 The Fund and the Sponsor represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and they will maintain such qualification (under Subchapter M or any successor or similar provision).

                          ARTICLE VII. INDEMNIFICATION

         7.1    Indemnification by the Company

                (a) The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, the Sponsor and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Variable Insurance Products and:

                      (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Insurance Products or contained in the contract or policy or sales literature for the Variable Insurance Products (or any

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                            amendment or supplement to any of the foregoing), or
                            arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Insurance Products or in the contract or policy sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or the Fund shares; or

                      (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

                      (iii) arise out of any untrue statement or alleged untrue
                            statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                      (iv) result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any material breach of this Agreement by the Company;

         as limited by and in accordance with the provisions of Section 7.1(b) and 7.1(c) hereof.

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                (b)   The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund, whichever is applicable.

                (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on a designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such a party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Insurance Products or the operation of the Fund.

         7.2    Indemnification by the Sponsor

                (a) The Sponsor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Variable Insurance Products and:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Sponsor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

                      (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Sponsor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

                      (iii) arise out of any untrue statement or alleged untrue
                            statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

                      (iv) result from any failure by the Sponsor or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

                      (v) arise out of or result from any material breach of any representation and/or warranty made by the Sponsor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Sponsor or the Fund;

         as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                (b) The Sponsor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

                (c) The Sponsor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Sponsor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Sponsor of any such claim shall not relieve the Sponsor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Sponsor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Sponsor to such party of the Sponsor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Sponsor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

                (d) The Company agrees promptly to notify the Sponsor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each Account.

         7.3    Indemnification by the Fund

                (a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or action in respect thereof) or settlements resulting from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                      (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

                      (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

         as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

                (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Sponsor or each Account, whichever is applicable.

                (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party or the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party independently in connection with the defense thereof other than reasonable costs of litigation.

                (d) The Company and the Sponsor agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products, with respect to the operation of an Account, or the sale or acquisition of shares of the Fund.

         7.4    Indemnification by the Distributor

                (a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Variable Insurance Products and:

                      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

                      (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Distributor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

                      (iii) arise out of any untrue statement or alleged untrue
                            statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

                      (iv) result from any failure by the Distributor or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor of the Fund;

         as limited by and in accordance with the provisions of Sections 7.4(b) and 7.4(c) hereof.

                (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

                (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

                (d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each account.

              ARTICLE VIII. POTENTIAL CONFLICTS AND COMPLIANCE WITH
                    MIXED AND SHARED FUNDING EXEMPTIVE ORDER

         8.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         8.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the

Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its contract owners.

         8.3 If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Sponsor, the Advisers or any sub-adviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

         8.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within one hundred eighty (180) days after the Fund gives written notice that this provision is being implemented, and until the end of that one hundred eighty-day period the Sponsor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         8.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six-month period, the Sponsor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         8.6 For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Variable Insurance Products. The Company shall not be required by Section 8.3 to establish a new funding medium for the Variable Insurance Products if an offer to do so has been declined by vote of a majority of contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

                           ARTICLE IX. APPLICABLE LAW

         9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

         9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. TERMINATION

         10.1 This Agreement shall continue in full force and effect until the first to occur of:

                (a) termination by any party for any reason by sixty (60) days' advance written notice delivered to the other parties; or

                (b) termination by the Company by one week's advance written notice to the Fund and the Sponsor with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Variable Insurance Products; or

                (c) termination by the Company immediately upon written notice to the Fund and the Sponsor with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Variable Insurance Products issued or to be issued by the Company; or

                (d) termination by the Company immediately upon written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

                (e) termination by the Company immediately upon written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements as specified in Article VI hereof (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

                (f) termination by the Fund, the Sponsor, or the Distributor by written notice to the Company, if any of the Fund, the Sponsor, or the Distributor shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

                (g) termination by the Company by written notice to the Fund and the Sponsor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Sponsor, or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

                (h) termination by the Company immediately upon written notice to the Fund and the Sponsor, upon the institution of formal proceedings against the Fund, the Sponsor or the Distributor by the NASD, the SEC or any other regulatory body with appropriate jurisdiction; or

                (i) termination by the Fund or the Sponsor immediately upon written notice to the Company, upon the institution of formal proceedings against the Company by the NASD, the SEC or any other regulatory body with appropriate jurisdiction; or

                (j) assignment of this Agreement by any party without the written consent of all other parties hereto.

         10.2 Notwithstanding any termination of this Agreement, the Fund and the Sponsor shall, at the option of the Company, continue to make available shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

         10.3 The Company shall not redeem Fund shares attributable to the Variable Insurance Products (as opposed to Fund shares attributable to the Company's assets held in the Accounts) except (a) as necessary to implement Variable Insurance Product owner initiated or approved transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Fund and the Sponsor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Sponsor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption.

                               ARTICLE XI. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:                     Vanguard Variable Insurance Fund
                                    P.O. Box 2600
                                    Valley Forge, PA  19482
                                    Attn:  Heidi Stam

If to the Sponsor:                  The Vanguard Group, Inc.
                                    P.O. Box 2600
                                    Valley Forge, PA  19482
                                    Attn:  R. Gregory Barton

If to the Distributor:              Vanguard Marketing Corporation
                                    P.O. Box 2600
                                    Valley Forge, PA  19482
                                    Attn:  R. Gregory Barton

If to the Company:                  ING Life Insurance and Annuity Company
                                    151 Farmington Avenue, TS 31
                                    Hartford, CT  06156-8975
                                    Attn:  Michael Pignatella

                           ARTICLE XII. MISCELLANEOUS

         12.1 It is understood and stipulated that neither the shareholders of any Portfolio nor the officers or trustees of the Fund shall be personally liable hereunder.

         12.2 Subject to the requirements of the legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Variable Insurance Products and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

         12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         12.6 Each party hereto shall cooperate with each party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         12.9 The Company shall furnish, or cause to be furnished, to the Fund or its designee copies of the Company's Annual Financial Statement upon request.

         12.10 This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

         12.11 It is understood and agreed by the parties that this Agreement is not an exclusive arrangement in any respect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


VANGUARD VARIABLE INSURANCE FUND


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


THE VANGUARD GROUP, INC.


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


VANGUARD MARKETING CORPORATION


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


ING LIFE INSURANCE AND ANNUITY COMPANY


By:
   -------------------------------------
Name: Laurie M. Tillinghast
     -----------------------------------
Title: Vice President
      ----------------------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


NAME OF SEPARATE ACCOUNT                    CONTRACTS FUNDED BY SEPARATE ACCOUNT
------------------------                    ------------------------------------
Variable Annuity Account B of ING Life
  Insurance and Annuity Company
Variable Annuity Account C of ING Life
  Insurance and Annuity Company
Variable Life Account B of ING Life
  Insurance and Annuity Company
Variable Life Account C of ING Life
  Insurance and Annuity Company

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

                                   SCHEDULE B

                                   PORTFOLIOS


         The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

                Money Market Portfolio
                Total Bond Market Index Portfolio
                High-Yield Bond Portfolio
                Short-Term Corporate Portfolio
                Balanced Portfolio
                Diversified Value Portfolio
                Equity Income Portfolio
                Equity Index Portfolio
                Growth Portfolio
                Mid-Cap Index Portfolio
                REIT Index Portfolio
                Small Company Growth Portfolio
                International Portfolio
                Total Stock Market Index Portfolio
                Capital Growth Portfolio

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